Exhibit 99.1
FOR IMMEDIATE RELEASE
Karen Haus-Moran, Carolyn Bass
Market Street Partners for Visual Sciences, Inc.
Karen@marketstreetpartners.com
Carolyn@marketstreetpartners.com
+1.415.445.3240
Visual Sciences Reports Second Quarter 2007 Results
San Diego – August 2, 2007 – Visual Sciences, Inc. (formerly known as WebSideStory, Inc.) (NASDAQ: VSCN), a leading provider of real-time analytics applications, today announced results of operations for the second quarter ended June 30, 2007. The Company had previously released preliminary financial results for the quarter ended June 30, 2007 on July 12, 2007. Financial and operating highlights for the quarter include:
•	Revenue: Total revenue for the second quarter was $19.7 million, an increase of 17% year-over-year on a non-GAAP basis and 29% on a GAAP basis.

•	Non-GAAP Earnings per Share: Non-GAAP net income increased 22% to $2.4 million for the second quarter, compared to $2.0 million for the same period last year. Non-GAAP earnings per diluted share was $0.12 for the second quarter of 2007 compared to $0.10 for the same period in 2006. Reconciliations of GAAP to non-GAAP net income (loss) and earnings per share are provided below.

•	GAAP Earnings per Share: On a GAAP basis, the company incurred a loss of $0.2 million for the second quarter, compared to a loss of $2.4 million for the same period last year. Net loss per diluted share was $(0.01) for the second quarter compared to $(0.13) for the same period in 2006.

•	New Clients: The Company added 69 new clients in the second quarter including CitiMortgage, My Travel, British Airways, CBS News and Forbes.com, and signed 301 new sales bookings with new and existing clients.

•	Positive Cash Generation: The Company had its 15th consecutive quarter of positive cash generation, adding $2.1 million of cash and short-term investments to the balance sheet, after paying down $1.0 million in short-term debt during the quarter.

•	Software Advancements: The Company continued to make advancements in its software applications that resulted in significant improvements for its clients and efficiencies for itself.
     “The second quarter was very active for us. We rebranded our company, completed the integration of our sales, services and marketing organizations, released major new versions of HBX Analytics (version 4.0) and the Visual Sciences Technology Platform (version 5.0) and made significant progress on our latest version of Bid (version 2.0), which now supports Yahoo’s Panama APIs, and is being released today,” said Jim

MacIntyre, CEO of Visual Sciences. “We earned the business of some great new clients during the quarter. Our revenue and earnings did not meet our expectations for the quarter, due to some license deals that pushed out of the quarter and longer than expected ramp times for some of our existing sales force. We did, however, end the quarter with a healthy pipeline and made significant progress in adding capable enterprise sales representatives to our team. Looking ahead, we continue to see a substantial market opportunity for our highly-differentiated real-time analytics applications.”
Financial Guidance for the Third Quarter and Full Year 2007
Visual Sciences is providing the following outlook for the third quarter of 2007 and full year 2007.

	Q3 2007		Full Year 2007
	Low	High	Low	High
Revenue Guidance (in millions)

Estimated non-GAAP revenue range	$19.8	$20.4	$82.2	$83.8

Deferred revenue related to merger	—	—	(0.2)	(0.2)

Estimated GAAP revenue range	$19.8	$20.4	$82.0	$83.6

Earnings Per Share Guidance

Estimated non-GAAP EPS range	$0.11	$0.13	$0.56	$0.60

Estimated amortization of intangibles	(0.06)	(0.06)	(0.25)	(0.25)

Estimated stock-based compensation	(0.10)	(0.08)	(0.38)	(0.36)

Deferred revenue related to merger	—	—	(0.01)	(0.01)

Estimated non-cash tax benefit	0.02	0.02	0.03	0.03

Estimated non-cash interest expense	—	—	(0.01)	(0.01)

Estimated GAAP EPS range	$(0.03)	$0.01	$(0.06)	$0.00

Estimated shares used in per share calculations	21,000,000	21,000,000	20,800,000	20,800,000
Note on the Use of Non-GAAP Financial Measures
Some of the financial measures in this press release, including some of our financial guidance, are non-GAAP financial measures within the meaning of SEC Regulation G. We believe that this presentation is useful to investors because it more accurately describes the operating performance of the company on a period-to-period basis, excluding specific costs and expenses that we believe are not indicative of our core operating results. Company management uses these non-GAAP measures as important indicators of the company’s past performance and to plan and forecast performance in future periods. In addition, bonus payments to our officers and employees under our corporate bonus plan are based on the achievement of specified non-GAAP revenue and non-GAAP earnings per share targets. Investors should not consider non-GAAP financial measures in isolation from, or as a substitute for, financial information presented in compliance with GAAP.
Conference Call Details
As previously announced, Visual Sciences will host a conference call today at 2:00 pm PDT to discuss the company’s second quarter financial results. To access this call, dial 866-203-3436 (domestic) or 617-213-8849 (international) using passcode 29114974. A live audio-only webcast of this conference call will be available on the company’s Web site (www.visualsciences.com) and a replay will be archived on the Web site as well.
About Visual Sciences
Founded in 1996, Visual Sciences, Inc. (formerly known as WebSideStory, Inc.) (NASDAQ: VSCN) is a leading provider of real-time analytics applications. The company’s analytics applications, based on its patent pending on-demand service and software platform, enable fast and detailed analytics on large volumes of streaming and stored data. More than 1,590 enterprises worldwide rely on the answers delivered by these applications to provide them with actionable intelligence to optimize their business operations. The company provides real-time analytics applications for web sites, contact centers, retail points-of-sale, messaging systems and the intelligence community. Visual Sciences flexible technology platform, Visual Sciences Technology Platform 5™, allows the company to rapidly introduce tailored solutions to meet its clients’ needs. Visual Sciences is headquartered in San Diego, California, and has East Coast offices in Herndon, Virginia and a European headquarters in Amsterdam, The Netherlands. For more information, contact Visual Sciences. Voice: 858.546.0040. Fax: 858.546.0480. Address: 10182 Telesis Court, 6th Floor, San Diego, CA 92121. Web site: www.visualsciences.com. Visual Sciences is a registered trademark of Visual Sciences, Inc.
Forward-Looking Statements
Statements in this press release that are not a description of historical facts are forward-looking statements. You should not regard any forward-looking statement as a representation by Visual Sciences that any of its plans will be achieved. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in Visual Sciences’ business, including, without limitation: Visual Sciences’ reliance on its web analytics services for the majority of its revenue; potential impacts on our business, results of operations and common stock price resulting from the process we are undertaking with an investment banking firm to evaluate potential strategic transactions with interested parties; blocking or erasing of cookies or limitations on the company’s ability to use cookies; Visual Sciences’ limited experience with customer intelligence applications beyond web analytics; the risks associated with integrating the operations and products of acquired companies with those of Visual Sciences; privacy concerns and laws or other domestic or foreign regulations that may subject Visual Sciences to litigation or limit the company’s ability to collect and use Internet user information; Visual Sciences’ ability to defend itself against claims of patent infringement alleged by NetRatings, Inc.; Visual Sciences’ ongoing ability to protect its own intellectual property rights and to avoid violating the intellectual property rights of third parties; the highly competitive markets in which the company operates that could make it difficult for Visual Sciences to acquire and retain customers; the risk that Visual Sciences’ customers fail to renew their agreements; the risks associated with the company’s indebtedness, including the risk of non-compliance with the covenants in the company’s credit facility; the risk that Visual Sciences’ services may become obsolete in a market with rapidly changing technology and industry standards; the risks associated with renaming the company and undertaking related branding activities; and other risks described in Visual Sciences’ Securities and Exchange Commission filings, including the company’s annual report on Form 10-K for the year ended December 31, 2006 and quarterly reports on Form 10-Q. Do not place undue reliance on these forward-looking statements which speak only as of the date of this news release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Visual Sciences undertakes no obligation to revise or update this news release to reflect events or circumstances after the date of this news release.
###

VISUAL SCIENCES, INC.
(FORMERLY KNOWN AS WEBSIDESTORY, INC.)
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share data)

	June 30,	December 31,
	2007	2006
Assets
Current assets
Cash and cash equivalents	$11,983	$19,713
Investments	2,361	5,606
Accounts receivable, net	17,147	15,654
Deferred tax assets	736	708
Prepaid expenses and other current assets	3,190	3,943

Total current assets	35,417	45,624

Property and equipment, net	7,617	6,562
Goodwill	58,927	49,380
Intangible assets, net	17,036	19,732
Deferred tax assets	14,864	14,956
Other assets	1,146	1,314

	$135,007	$137,568

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$2,575	$987
Accrued liabilities	6,982	9,327
Deferred revenue	20,182	20,924
Capital lease short-term	25	38
Revolving credit facility	4,000	—
Current maturities of notes payable	—	19,708

Total current liabilities	33,764	50,984

Capital lease long-term	38	50
Other liabilities	1,544	781

Total liabilities	35,346	51,815

Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.001 par value; 10,000,000 shares authorized and no shares issued and outstanding at June 30, 2007 and December 31, 2006	—	—
Common stock, $0.001 par value; 75,000,000 shares authorized, 20,804,323 and 19,238,781 shares issued and outstanding at June 30, 2007 and December 31, 2006, respectively	21	19
Additional paid-in capital	152,671	137,862
Unearned stock-based compensation	—	(22)
Accumulated other comprehensive income	338	219
Accumulated deficit	(53,369)	(52,325)

Total stockholders’ equity	99,661	85,753

	$135,007	$137,568

VISUAL SCIENCES, INC.
(FORMERLY KNOWN AS WEBSIDESTORY, INC.)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Revenues
Subscription, hosting and support	$16,810	$13,022	$33,202	$24,790
License	790	477	2,631	728
Professional services	1,584	1,135	3,361	1,894
Advertising	469	611	1,011	1,276

Total revenues	19,653	15,245	40,205	28,688

Cost of revenues*
Cost of revenue	5,156	4,021	10,097	7,157
Amortization of intangible assets	715	715	1,430	1,217

Total cost of revenues	5,871	4,736	11,527	8,374

Gross profit	13,782	10,509	28,678	20,314

Operating expenses*
Sales and marketing	7,060	6,946	14,056	12,884
Technology development	2,844	3,347	6,328	6,019
General and administrative	3,735	3,290	7,958	5,983
Amortization of intangible assets	634	830	1,268	1,543

Total operating expenses	14,273	14,413	29,610	26,429

Loss from operations	(491)	(3,904)	(932)	(6,115)

Interest expense	(110)	(462)	(602)	(769)
Interest income	126	136	344	293
Other expense	8	—	5	—

Loss before income taxes	(467)	(4,230)	(1,185)	(6,591)

Benefit from income taxes	(267)	(1,798)	(559)	(2,404)

Loss before cumulative effect of change in accounting principle	(200)	(2,432)	(626)	(4,187)

Cumulative effect of change in accounting principle (net of tax)	—	—	—	13

Net loss	$(200)	$(2,432)	$(626)	$(4,174)

Basic net loss per share:
Loss before cumulative effect of change in accounting principle	$(0.01)	$(0.13)	$(0.03)	$(0.23)
Cumulative effect of change in accounting principle	—	—	—	—

Basic net loss per share	$(0.01)	$(0.13)	$(0.03)	$(0.23)

Diluted net loss per share:
Loss before cumulative effect of change in accounting principle	$(0.01)	$(0.13)	$(0.03)	$(0.23)
Cumulative effect of change in accounting principle	—	—	—	—

Diluted net loss per share	$(0.01)	$(0.13)	$(0.03)	$(0.23)

Shares used in per share calculations:
Basic	20,409,036	18,476,579	19,922,878	18,438,282

Diluted	20,409,036	18,476,579	19,922,878	18,438,282

VISUAL SCIENCES, INC.
(FORMERLY KNOWN AS WEBSIDESTORY, INC.)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS-Continued
(UNAUDITED)
(in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
(*) Stock-based compensation:
Cost of revenues	$256	$564	$766	$975
Sales and marketing	433	974	1,163	1,760
Technology development	344	693	804	1,243
General and administrative	542	664	1,160	1,152

VISUAL SCIENCES, INC.
(FORMERLY KNOWN AS WEBSIDESTORY, INC.)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Six Months Ended
	June 30,
	2007	2006
Cash flows from operating activities
Net loss	$(626)	$(4,174)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,693	4,042
Debt discount amortization	292	427
Bad debt provision	457	20
Stock-based compensation	3,893	5,130
Loss on sale of securities	—	35
Windfall tax benefits from stock options exercised	(878)	(242)
Deferred income taxes	(559)	(2,404)
Cumulative effect of change in accounting principle	—	(13)
Changes in operating assets and liabilities, net of effect of acquisition:
Accounts receivable	(1,887)	(3,062)
Prepaid expenses and other assets	367	578
Accounts payable and accrued liabilities	(1,763)	60
Deferred revenue	(815)	2,518
Other liabilities	343	299

Net cash provided by operating activities	3,517	3,214

Cash flows from investing activities
Purchase of investments	—	(3,677)
Sales of investments	1,003	7,077
Maturities of investments	2,271	3,362
Purchase of property and equipment	(2,141)	(1,964)
Acquisition, net of cash acquired	(202)	(20,186)

Net cash provided by (used in) investing activities	931	(15,388)

Cash flows from financing activities
Exercise of stock options	2,931	656
Windfall tax benefits from stock options exercised	878	242
Payments on capital lease	(26)	(42)
Proceeds from revolving credit facility	5,000	—
Payments on notes payable and revolving credit facility	(21,000)	—

Net cash (used in) provided by financing activities	(12,217)	856

Effect of exchange rate changes on cash	39	106

Net decrease in cash and cash equivalents	(7,730)	(11,212)
Cash and cash equivalents at beginning of period	19,713	19,968

Cash and cash equivalents at end of period	$11,983	$8,756

Supplementary disclosure of non-cash investing and financing activities:
Business combination with Visual Sciences Technologies, LLC
Cash paid for business combination, net of cash acquired	$—	$20,186
Fair value of debt issued in business combination	—	18,740
Fair value of warrants issued in business combination	—	6,358
Fair value of common stock issued in business combination	7,362	—
Liabilities assumed in business combination	356	3,641

Total fair value of assets acquired in business combination	$7,718	$48,925

Noncash purchases of property and equipment	$1,201	$575

VISUAL SCIENCES, INC. (UNAUDITED) (in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Reconciliation of GAAP net loss to Non-GAAP net income

Net loss	$(200)	$(2,432)	$(626)	$(4,174)

Amortization of intangibles	1,349	1,545	2,698	2,760

Stock-based compensation	1,575	2,895	3,893	5,130

Deferred revenue related to merger*	—	1,583	173	2,688

Non-cash tax benefit	(316)	(1,872)	(676)	(2,547)

Non-cash interest expense	—	256	292	427

Cumulative effect of change in accounting principle	—	—	—	(13)

Non-GAAP net income	$2,408	$1,975	$5,754	$4,271

Reconciliation of GAAP net loss per common share to Non-GAAP net income per common share

GAAP net loss per common share:
Basic	$(0.01)	$(0.13)	$(0.03)	$(0.23)
Diluted	$(0.01)	$(0.13)	$(0.03)	$(0.23)

Amortization of intangibles	0.06	0.08	0.13	0.14

Stock-based compensation	0.08	0.15	0.19	0.26

Deferred revenue related to merger*	—	0.08	0.01	0.14

Non-cash tax benefit	(0.02)	(0.09)	(0.04)	(0.13)

Non-cash interest expense	—	0.01	0.01	0.02

Effect of using non-GAAP dilutive shares	0.01	—	0.01	0.02

Cumulative effect of change in accounting principle	—	—	—	—

Non-GAAP net income per common share:
Diluted	$0.12	$0.10	$0.28	$0.22

GAAP weighted-average shares used in per share calculations:
Basic	20,409,036	18,476,579	19,922,878	18,438,282
Diluted	20,409,036	18,476,579	19,922,878	18,438,282

Non-GAAP weighted-average shares used in per share calculations:
Basic	20,409,036	18,476,579	19,922,878	18,438,282
Diluted	20,786,986	19,785,822	20,388,643	19,779,365

VISUAL SCIENCES, INC. (UNAUDITED) (in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Reconciliation of GAAP revenue to Non-GAAP revenue

GAAP revenue	$19,653	$15,245	$40,205	$28,688

Deferred revenue related to merger*	—	1,583	173	2,688

Non-GAAP revenue	$19,653	$16,828	$40,378	$31,376

*	In accordance with Statement of Financial Accounting Standards No. 141 “Business Combinations,” the deferred revenue obligation on the ending balance sheet of Visual Sciences Technologies, LLC (formerly known as Visual Sciences, LLC) (“VS”) was reduced to fair value when recorded on the Company’s beginning balance sheet. This fair value adjustment resulted in a write-down of $5.4 million of deferred revenue which would otherwise have been recognized as revenue by VS on a stand-alone basis in periods subsequent to the merger date.